WARRANT AGREEMENT

This Warrant Agreement (the “Agreement”) made as of April 30, 2018, between ETHEMA HEALTH CORPORATION, a Colorado corporation, with headquarters at 810 Andrews Avenue, Delray Beach, Florida 33483 (“Company”), and ________________________________________________ (“Warrant Holder”).

WHEREAS, the Company has determined to issue warrants to each holder of its Series N Convertible Notes in the principle amount of each Note (the “Warrants”), each of such Warrants evidencing the right of the holder thereof to purchase one share of the Company’s common stock (the “Common Stock”), for USD$0.12, subject to adjustment as described herein exercisable for 3 years from issuance; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by the Warrant holder, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.      Warrants.

1.1.            Form of Warrant. Each Warrant shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein, and may have such letters, numbers or other marks of identification or designation and such legends summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto. Each Warrant shall be dated the date of issuance thereof and shall be signed by, or bear the facsimile signature of, the Chairman of the Board or President and Treasurer, Secretary or Assistant Secretary of the Company. In the event the person whose signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

1.2.            Effect of Countersignature. Unless and until countersigned by the Company pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof. After countersignature by the Company, each Warrant shall be delivered to the Registered Holder (as defined herein) without further action by the Company, except as otherwise provide herein.

2.      Terms and Exercise of Warrants.

2.1.            Warrant Price. Each Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of USD$0.12 per share, subject to the adjustments provided in Section 4 hereof (the “Warrant Price”).

2.2.            Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on April 30, 2018 and terminating at 5:00 p.m., Denver, Colorado time on April 30, 2021 (the “Expiration Date”), provided that if either such date shall in the State of Colorado be a holiday or a day on which banks are authorized to close, then 5:00 p.m., Denver, Colorado time, on the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date.

2.3.            Exercise of Warrants.

2.3.1.      Payment. Subject to the provisions of the Warrant and this Warrant Agreement, a Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Common Stock by the registered holder thereof by surrendering it, at the office of the Company with the form of exercise, as set forth in the Warrant, duly executed, and by paying in full, in lawful money of the United States, in good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company), the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

2.3.2.      Issuance of Certificates. As soon as practicable on or after the Exercise Date, the Company, shall cause to be issued and delivered a certificate or certificates for the number of full shares of Common Stock to the person or persons entitled to receive the same, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. Warrants may not be exercised by, or securities issued to, any Registered Holder in any state in which such exercise would be unlawful.

2.3.3.      Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

2.3.4.      Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.      Adjustments.

3.1.            Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a Person (as defined herein), or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any Person (any such Person being included within the meaning of the term “successor corporation”) shall be effected, at any time while any of the Warrants remain outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Warrant holders thereafter shall have the right to receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of the rights represented thereby, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of the Warrants had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation. “Person” shall mean any corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, unincorporated organization, or any other entity.

3.2.            Subdivision or Combination of Shares. If after the date hereof, the Company shall subdivide or combine its Common Stock, the number of shares of Common Stock issuable upon exercise of each Warrant and the Warrant Price shall be proportionately adjusted.

3.3.            Stock Dividends and Distributions. If after the date hereof, the Company shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Warrant Price shall be adjusted in accordance with Section 3.5 and (ii) the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted to the number of shares of Common Stock that such Warrant holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

3.4.            Stock and Rights Offering to Stockholders. If the Company shall at any time after the date hereof, distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year’s or prior year’s earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the “Securities”), then in each such case, the Company shall reserve shares or other units of such Securities for distribution to the Warrant holders upon exercise of each Warrant so that, in addition to the shares of the Common Stock to which such Warrant holder is entitled, such Warrant holder will receive upon such exercise the amount and kind of such Securities which such Warrant holder would have received if such Warrant holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant.

3.5.            Warrant Price Adjustment. Whenever the number of shares of Common Stock issuable upon exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of each Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Common Stock purchasable upon exercise of each Warrant immediately thereafter.

3.6.            Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 3 shall exclude any shares then directly or indirectly held in the treasury of the Company.

3.7.            Deferral and Cumulation on of De Minimis Adjustments. No adjustment shall be required pursuant to this Section 3 if the amount of any adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

3.8.            Duration of Adjustment. Following each computation or readjustment as provided in this Section 3, the new adjusted Warrant Price and number of shares of Common Stock issuable upon exercise of each Warrant shall remain in effect until a further computation or readjustment thereof is required.

3.9.            Notice of Record Date. In case:

3.9.1.      the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

3.9.2.      or of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to each Warrant holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the record date therein specified, or if no record date shall have been specified therein, at least twenty (20) days prior to the date of such action, provided, however, failure to provide any such notice shall not affect the validity of such transaction.

3.10.        Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 3 hereof, the Company shall promptly make a certificate setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Common Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant holders.

3.11.        Form of Warrant. The Warrant Certificate need not be changed because of any adjustment pursuant to this Section 3, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.      Transfer of Warrants.

4.1.            Restricted Securities. The Warrants and Common Stock to be issued upon exercise are restricted securities and may not be transferred except in full compliance with applicable securities laws.

5.      Other Provisions Relating to Rights of Holders of Warrants.

5.1.            No Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

5.2.            Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

5.3.            Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

6.      Miscellaneous Provisions.

6.1.            Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns.

6.2.            Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant or the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company as follows:

5810 Andrews Avenue

33483

Attn: Chief Executive Officer

Any notice, statement or demand authorized by this Agreement to be given or made by the holder shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Holder as follows:

_______________________

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6.3.            Applicable law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of Colorado, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Colorado or the United States District Court in Denver, Colorado, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

6.4.            Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

6.5.            Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Company, for inspection by the registered holder of any Warrant.

6.6.            Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.7.            Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

6.8.            Amendments. This Agreement may not be altered, amended, or modified, nor may any provision hereof be waived except in a written instrument signed by the Company and the Warrant Agent.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

ETHEMA HEALTH CORPORATION

By: ________________________

Name: Shawn Leon

Title: President

SCHEDULE A

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REQUIREMENTS FOR SUCH REGISTRATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY OR ANY PORTION THEREOF OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

VOID AFTER 5:00 P.M., EASTERN TIME ON APRIL 30, 2021

WARRANT

Number: _____

For the Purchase of _______

Shares of Common Stock, $.01 Par Value

of EHTEMA HEALTH COPORATION, a Colorado Corporation

by ________________

THIS CERTIFIES THAT, for value received, ETHEMA HEALTH CORPORATION, a Colorado Corporation, located at 810 Andrews Avenue, Delray Beach, Florida 33483 (The "Company") and the Company hereby agrees to issue this Warrant to _______________ and/or its/her/his assigns (referred to herein as the “Buyer”) to purchase _______________________ (____________) of such voting common shares of the Company. (the “Warrant”), at a price of USD$0.12 per share (referred to herein as the “Exercise Price”), exercisable in whole or in part by the Buyer at any time or from time to time after April 30, 2018, and before 5:00 P.M., Eastern Time, April 30, 2021, but not thereafter (the “Warrant Exercise Term”). Upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such shares of the Common Stock of the Company at the principal office of the Company, but subject to the conditions set forth in the Warrant Agreement; provided, however, that upon the occurrence of any of the events specified in the Warrant Agreement, the rights granted by this Warrant shall be adjusted as therein specified. Payment of the Exercise Price may be made in cash, by cashier’s check, wire transfer or Cashless Exercise as provided in the Warrant Agreement. Upon exercise of this Warrant, the form of election hereinafter provided for in Schedule B must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the subscription rights represented hereby shall not be exercised at or before 5:00 P.M., Pacific Time, on April 30, 2021, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

This Warrant may be exercised in accordance with its terms in whole or in part. In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder representing the number of shares with respect to which this Warrant shall not then have been exercised.

In no event shall this Warrant (or the shares of the Common Stock issuable upon full or partial exercise hereof) be offered or sold except in conformity with the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of April 30, 2018.

Ethema Health Corporation a Colorado corporation

By: ______________

Name:       Shawn Leon

Title:       President

SCHEDULE B

Form to be used to exercise Warrant:

TO: ETHEMA HEALTH CORPORATION

DATE: __________________________

The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _____________ shares of the Common Stock of Ethema Health Corporation called for thereby, and hereby makes payment by (check one):

[ ] Cashier’s check of $______________(at the rate of USD$0.12 per share of Common Stock) in payment of the Exercise Price pursuant thereto;

[ ] Wire transfer of $______________ (at the rate of USD$0.12 per share of Common Stock) in payment of the Exercise Price pursuant thereto; or

Please issue the shares of Common Stock as to which this Warrant is exercised in the name of:

______________________________

(Name)

___________________________

(Address)

__________________________

(Taxpayer Number)

and if said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, issue a new Warrant Certificate for the balance remaining of such Warrants to the undersigned at the address stated below.

Name of Holder: __________________

(Please Print)

Signature: ___________________________

___________________________________

(Address)

NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.